UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 15, 2015

(Date of earliest event reported)

Rosetta Resources Inc.

(Exact name of registrant as specified in its charter)

DE	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1111 Bagby Street, Suite 1600 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 15, 2015 in Houston, Texas. The final voting results for the proposals submitted for a vote of stockholders at the Annual Meeting are set forth below.

Item 1 required the affirmative vote of a majority of the votes cast on the proposal in person or by proxy and entitled to vote at the Annual Meeting. The stockholders elected the following nominees:

	Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
James E. Craddock	61,799,693	524,050	11,634
Matthew D. Fitzgerald	62,089,350	234,671	11,356
Philip L. Frederickson	62,085,931	236,926	12,520
Carin S. Knickel	62,081,676	217,576	36,125
Holli C. Ladhani	62,082,254	217,026	36,097
Donald D. Patteson, Jr	62,084,851	238,950	11,576
Jerry R. Schuyler	62,083,921	214,316	37,140

Item 2 required the affirmative vote of a majority of the votes cast on the proposal in person or by proxy and entitled to vote at the Annual Meeting. The stockholders approved, on an advisory basis, the advisory vote on executive compensation. The voting results are as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
61,127,888	1,142,705	64,784

Item 3 required the affirmative vote of a majority of the votes cast on the proposal in person or by proxy and entitled to vote at the Annual Meeting. The stockholders approved the Rosetta Resources Inc. 2015 Long-Term Incentive Plan. The voting results are as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
60,736,514	1,541,317	57,546

Item 4 required the affirmative vote of a majority of the votes cast on the proposal in person or by proxy and entitled to vote at the Annual Meeting. The stockholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015. The voting results are as follows:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining
66,881,612	306,960	20,319

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSETTA RESOURCES INC.

Dated: May 18, 2015	By:	/s/ John E. Hagale
John E. Hagale
Executive Vice President and Chief Financial Officer